Exhibit 10.1

NON-QUALIFIED STOCK OPTION AGREEMENT

pursuant to the

NEUROGEN CORPORATION
2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM

* * * * *

Optionee:

Grant Date:

Per Share Exercise Price:

Number of Option Shares subject to this Option:

* * * * *

            THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Neurogen Corporation, a Delaware corporation (the “Company”), and the Optionee specified above, pursuant to the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program as in effect and as amended from time to time (the “Program”); and

            WHEREAS, it has been determined under the Program that it would be in the best interests of the Company to grant the non-qualified stock option provided for herein to the Optionee;

            NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

            1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Program (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the grant of the option hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto under the Program. The Optionee hereby acknowledges receipt of a true copy of the Program and that the Optionee has read the Program carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Program, the terms of the Program shall control.

            2. Grant of Option. The Company hereby grants to the Optionee, as of the Grant Date specified above, a non-qualified stock option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above the aggregate number of shares of the Common Stock specified above (the “Option Shares”). This Option is not to be treated as (and is not intended to qualify as) an incentive stock option within the meaning of Section 422 of the Code.

            3. No Dividend Equivalents. The Optionee shall not be entitled to receive a cash payment in respect of the Option Shares underlying this Option on any dividend payment date for the Common Stock.

            4. Exercise of this Option.

                        4.1 Unless otherwise provided in this Section 4 or determined by the Committee, this Option shall become exercisable as follows:

                        4.2 Unless earlier terminated in accordance with the terms and provisions of the Program and/or this Agreement, this Option shall expire and shall no longer be exercisable after the expiration of ten years from the Grant Date (the “Option Period”).

                        4.3 In no event shall this Option be exercisable for a fractional share of Common Stock.

            5. Method of Exercise and Payment. This Option shall be exercised by the Optionee by delivering to the Secretary of the Company or his designated agent on any business day (the “Exercise Date”) a written notice, in such manner and form as may be required by the Committee, specifying the number of the Option Shares the Optionee then desires to acquire (the “Exercise Notice”). The Exercise Notice shall be accompanied by payment of the aggregate Per Share Exercise Price for such number of the Option Shares to be acquired upon such exercise. Such payment shall be made in the manner set forth in Section 4.6 of the Program.

            6. Termination.

                        6.1 In the event of the Optionee’s Termination, this Option shall become exercisable in accordance with and to the extent provided by the terms and provisions of Section 4.7.1 of the Program.

                        6.2 In the event of the Optionee’s death, any then-outstanding options that are still exercisable shall be exercisable in accordance with and to the extent provided by the terms and provisions of Section 4.7.2 of the Program.

            7. Non-transferability. This Option, and any rights or interests therein, shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee), other than by testamentary disposition by the Optionee or per the laws of descent and distribution. This Option shall not be pledged, encumbered or otherwise hypothecated in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee) and shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of or hypothecate this Option, or the levy of any execution, attachment or similar legal process upon this Option, contrary to the terms of this Agreement and/or the Program shall be null and void and without legal force or effect. This Option shall be exercisable during the Optionee’s lifetime only by the Optionee.

            8. Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Board or the Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Program; provided, however, that no such modification or amendment shall materially adversely affect the rights of the Optionee under this Option without the consent of the Optionee. The Company shall give written notice to the Optionee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Optionee.

            9. Notices. Any Exercise Notice or other notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

                        9.1 If such notice is to the Company, to the attention of the Secretary of Neurogen Corporation, 35 Northeast Industrial Road, Branford, CT, 06405, or at such other address as the Company, by notice to the Optionee, shall designate in writing from time to time.

                        9.2 If such notice is to the Optionee, at his or her address as shown on the Company’s records, or at such other address as the Optionee, by notice to the Company, shall designate in writing from time to time.

            10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

            11. Compliance with Laws. The issuance of this Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

            12. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.

            13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

            14. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

            15. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Program and the consummation of the transactions contemplated hereunder and thereunder.

            16. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the Grant Date specified above.

NEUROGEN CORPORATION

By:	_______________________________________

Name: __________________________________

Title: ___________________________________

___________________________________________
Optionee